UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2013
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On August 20, 2013, Talon Real Estate Holding Corp. entered into a Common Stock Purchase Agreement with private investors, providing for the sale, in a private placement, of 222,000 shares of common stock at a price of $1.25 per share, resulting in gross proceeds to the Company of approximately $277,500.

The foregoing description of the terms and conditions of the purchase agreement does not purport to be complete and is qualified in its entirety by the purchase agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.

Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder with respect to the private placement. The purchasers were accredited investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of the common stock. The purchasers acquired these securities for their own account.  The securities referenced in this Current Report on Form 8-K have not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 9.01.

Exhibits.

10.1

Common Stock Purchase Agreement dated as of August 20, 2013 by and among Talon Real Estate Holding Corp. and the purchasers listed on Exhibit A thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: August 20, 2013	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Common Stock Purchase Agreement dated as of August 20, 2013 by and among Talon Real Estate Holding Corp. and the purchasers listed on Exhibit A thereto	Filed Electronically